UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 23, 2006

Targeted Genetics Corporation
(Exact name of registrant as specified in its charter)

Washington	0-23930	91-1549568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(206) 623-7612

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 23, 2006, Targeted Genetics Corporation, the International AIDS Vaccine Initiative, or IAVI, Columbus Children’s Research Institute, or CCRI, and The Children’s Hospital of Philadelphia, or CHOP, entered into a Collaboration and License Agreement, or the Agreement, in support of the development and commercialization of HIV/AIDS vaccines.

The Agreement is effective January 1, 2005 and supersedes a previous research collaboration entered into among Targeted Genetics, IAVI and CCRI dated February 1, 2000, as amended on March 14, 2003 by Amendment No. 1, on August 1, 2003 by Amendment No. 2 and on December 2, 2003 by Amendment No. 3, each of which was previously filed with the Securities and Exchange Commission.

Under the terms of the Agreement, Targeted Genetics will receive funding from IAVI for the continued development of HIV/AIDS vaccines for the developing world. The Agreement also grants Targeted Genetics rights to utilize the findings from this IAVI-funded program, or the Collaboration, to develop and commercialize HIV/AIDS vaccines for the developed world as well as additional vaccine candidates. Under the terms of the Agreement, IAVI retains exclusive rights to commercialize in the developing world any HIV/AIDS vaccine that is developed under the Collaboration and is entitled to receive a royalty on income generated by Targeted Genetics from the development and commercialization of vaccines developed under the Collaboration. Targeted Genetics also granted IAVI a license to certain of Targeted Genetics’ intellectual property that would be necessary to develop and distribute an HIV/AIDS vaccine developed under the Collaboration for the developing world. In connection with the Agreement, Targeted Genetics has agreed to issue 25,000 shares of its common stock to IAVI.

The Agreement will govern the Collaboration for as long as a vaccine candidate is in development or has been commercialized as a result of the Collaboration. Due to the move of the lead investigator of the Collaboration, Philip R. Johnson, M.D., from CCRI to CHOP in 2005, CHOP is included as a party to the Agreement.

A copy of Targeted Genetics’ press release announcing the Agreement is attached as Exhibit 99.1 to this current report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

99.1	Press Release of Targeted Genetics, dated June 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGETED GENETICS CORPORATION

By:	/s/ H. Stewart Parker
H. Stewart Parker
Chief Executive Officer and President

Dated: June 28, 2006

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Targeted Genetics, dated June 28, 2006